EXHIBIT 1
                                                          ---------


                              January 31, 1997


GameTek, Inc.
GameTek (FL), Inc.
I.J.E., Inc.
Cybersoft, Inc.
Three Harbor Drive
Suite 110
Sausalito, CA 94965

          Re: New Loan in an Amount Up To $1.1 Million from Britt Resources, Inc. ("Lender")

Gentlemen:

          When signed by each of the parties, this letter will constitute our agreement regarding the matters described below (the "Agreement"). We agree as follows:

1. Subject to the terms and conditions of this Agreement, Lender shall lend to
          GameTek, Inc. ("GameTek"), I.J.E., Inc. ("IJE"), GameTek (FL), Inc. ("GTI") and Cybersoft, Inc. ("Cybersoft") (collectively, "Borrower") a principal amount not to exceed $1.1 million (the "Loan"), which may be drawn down by Borrower in installments from time to time as needed, provided that (i) no amounts may be drawn down hereunder (A) while Borrower is in default, or (B) after December 31, 1997, and (ii) each such installment shall be disbursed only if and when Lender shall have determined, in its reasonable discretion, that the amount and intended use of the funds proposed to be drawn down is prudent under the circumstances then known to Lender. The Loan is not a revolving credit facility, and amounts drawn down and repaid hereunder may not thereafter be reborrowed.

2. Interest on the Loan shall accrue at a rate equal to the interest rate charged by Lender to Borrower from time to time under its existing Revolving Credit Agreement dated as of August 11, 1994 (as amended to date, the "Revolving Credit Agreement"). Interest accruing on the Loan shall be paid monthly in arrears on or before the tenth (10th) day of the month following the month in respect of which such payment is made. The principal amount of the Loan shall be reduced by Borrower to no more than $500,000 on or before December 31, 1997 and shall be due and payable in full on August 1, 1998. Any amount not paid when due hereunder shall accrue interest at a rate equal to the penalty interest rate specified in the Revolving Credit Agreement from the original due date until paid in full.



3. Drawings shall be requested and advanced in the manner provided in the Revolving Credit Agreement, and shall be evidenced by a promissory note, with alonge, in the form annexed hereto (the "1997 Note"). The 1997 Note shall be endorsed from time to time by Lender to reflect drawings and re-payments thereunder. Such endorsements shall constitute prima facie evidence of the amount due under the 1997 Note. Any default under the 1997 Note shall constitute a default under the Revolving Credit Agreement, and vice versa.

4. In order to secure the full and prompt payment and performance by Borrower of its obligations hereunder, Borrower hereby grants to Lender a security interest in and lien upon all assets of each company included within
          Borrower, including, without limitation, all stock held by GameTek in IJE,
          GTI, Cybersoft, Alternative Reality Technologies, Inc. ("ART"), Gametek (UK)
          Limited ("GTUK") and any other direct or indirect subsidiaries of GameTek. Borrower represents and warrants that there are no security interests in any of the assets pledged hereunder that have any priority superior to that of Lender hereunder other than (i) the security interest granted to Ocean Bank pursuant to Borrower's existing credit facility with
          Ocean Bank, (ii) a security interest granted to Barclay's Bank in the assets of GTUK, including the security interest held by such bank in the stock of
          GTUK, and (iii) the security interest granted to Lender pursuant to the Revolving Credit Agreement. All of the rights granted to Lender and obligations imposed upon Borrower under the Security Agreement executed and delivered in connection with the Revolving Credit Agreement and relating to the indebtedness incurred by Borrower thereunder shall also apply to the Loan made hereunder and the security interest granted to Lender herein in the same manner and to the same extent as if the parties had executed and delivered an identical security agreement in connection the Loan.

5. Borrower represents and warrants to Lender that it has obtained from Ocean Bank extensions of the due dates of all obligations coming due to Ocean Bank pursuant to letters of credit heretofore issued by Ocean Bank for the benefit of Borrower, as evidenced by the loan documents attached hereto as
          Exhibit A. Borrower further covenants and agrees that all amounts owing to Ocean Bank under any banking facility that Borrower may now or hereafter have with Ocean Bank shall be repaid in full no later than December 31, 1997, at which time Borrower shall terminate its banking relationships and credit facilities with Ocean Bank.

6. The parties agree that the Revolving Credit Agreement is hereby amended to limit the maximum amount that can be borrowed by the Company thereunder to $9,655,000. Borrower further covenants and agrees that (i) any accrued interest outstanding under the Revolving Credit
          Agreement will
          be repaid on or before December 31, 1997, and (ii) as of December 31, 1997, Borrower will be current on all payment then owing to any of its suppliers.

7. Borrower covenants and agrees that it will execute, deliver and/or file any and all such further documents and instruments, including Forms UCC-1 and extensions or renewals thereof, and will do all such further acts and things as Lender may request from time to time in order to confirm, evidence or perfect Lender's security interest hereunder, or to enable Lender to exercise fully any of the rights granted to it hereunder or under the 1997
          Note. Any such documents or instruments that Lender may request Borrower to execute and deliver shall be in such form and have such content as Lender may determine in the excercise of its sole judgment.

          If the above accurately reflects our agreement, kindly so indicate by signing the enclosed copy of this Agreement in the space provided below and returning it to the undersigned as promptly as possible.

                              Very truly yours,

                              BRITT RESOURCES, INC.


                              By:     s/ Bill B. Britt
                                 ___________________________________
                                    Name:
                                    Title:

Understood and agreed:
GAMETEK, INC.


By:        s/ Max R. Rudminat
   ___________________________________
      Name:
      Title:



GAMETEK (FL), INC.


By:    s/ Max R. Rudminat
    ___________________________________
      Name:
      Title:

I.J.E., INC


By:    s/ Max R. Rudminat
   ______________________________________
      Name:
      Title:

CYBERSOFT, INC.


By:    s/ Max R. Rudminat
   _______________________________________
      Name:
      Title: